Exhibit 10.35

Shareholder Loan Agreement

between

CVIE THERAPEUTICS LIMITED

and

LEE’S PHARMACEUTICAL INTERNATIONAL LIMITED

24 April 2018

THIS SHAREHOLDER LOAN AGREEMENT is made on this 24th day of April 2018

BETWEEN:-

A

CVIE THERAPEUTICS LIMITED, a company with limited liability and incorporated under the laws of Republic of China, with its registered office at 11F., No.36, Songren Road, Xinyi district, Taipei City, Taiwan, Republic of China as borrower (the “Borrower”); and

B

LEE’S PHARMACEUTICAL INTERNATIONAL LIMITED, a company with limited liability and incorporated under the laws of the British Virgin Islands (registered number: 456625), whose registered office is situated at Trident Trust Company (B.V.I.) Limited, Trident Chambers, P.O. Box 146, Road Town, Tortola, British Virgin Islands as lender (the “Lender”).

WHEREAS the Lender, being a shareholder of the Borrower, is willing to make available to the Borrower a shareholder loan subject to and on terms and conditions set out in this Agreement.

NOW IT IS HEREBY AGREED as follows:-

1	DEFINITIONS AND INTERPRETATION
1.1	Definitions. In this Agreement unless the context requires otherwise:-

"Advance Date”          means the date when the Loan is drawn down by the Borrower within the Availability Period;

"Availability Period”          means a period of one year commencing from the date of this Agreement;

"Business Day"          means a day (excluding Saturdays, Sundays and statutory holidays) on which commercial banks in Hong Kong are open for business;

"Hong Kong"          means The Hong Kong Special Administrative Region of the People’s Republic of China;

"Loan"          means the loan in the principal amount of US$500,000 (five hundred thousand United States Dollars);

“Repayment Date”          means the date on which the Loan is repaid under Clause 4;

“Term”                    having the meaning ascribed to it under Clause 2.2;

“US$”                    means United States dollar.

1.2	Other Definitions

In this Shareholder Loan Agreement, unless the context requires otherwise,

(a)

“law” includes common or customary law and any constitutional provision, treaties, convention, statue, act, law, decree, ordinance, interim or temporary provision and regulation, judgment, subsidiary and subordinate legislation, orders, rules, provisions and regulations having the force of law, rules of civil and common law and equity;

(b)

“tax” includes any present or future tax, levy, impost, duty, charge, fee, deduction or withholding or any nature and whatever called, by any governmental or other fiscal authority, on whomsoever and wherever imposed, levied, collected, withheld or assessed; and

(c)     “time” is to Hong Kong time unless otherwise stated.

2     THE LOAN

2.1     The Loan

Subject to the terms and conditions of this Agreement, the Lender agrees to advance the Loan to the Borrower on the Advance Date for the Term upon receiving not less than two (2) Business Days’ prior written notice from the Borrower.

2.2     The Term

Subject to the early repayment as provided under Clause 4.2, the term of the Loan shall be for a fixed term of one (1) year commencing from the Advance Date (the “Term”).

2.3     Availability Period

The Loan is only available for drawdown as from the day of the compliance of all the conditions to the satisfaction of the Lender to the date falling one (1) year after the Borrower's acceptance of this Agreement ("Availability Period").

2.4     Drawdown

Subject to the terms and conditions set out in this agreement, the Borrower may, on any Business Day during the Availability Period, make a drawing under the Facility on condition that the Borrower shall only draw a minimum of US$500,000.00 or if more, in integral multiples of US$500,000.00 and not more than the available facility limit.

3     INTEREST

3.1     Interest Rate

The rate of interest applicable to the Loan shall be 4% per annum.

3.2     Calculation of Interest

Interest under this Agreement shall be calculated on the basis of a year of 365 days (or 366 days in the case of a leap year) for the actual number of days elapsed during the period for which interest is calculated. Interest shall be so calculated with respect to each day during such period by multiplying the outstanding principal balance of the Loan on such day at the close of business on such day by a daily interest factor, which interest factor shall be calculated by dividing the interest rate per annum in effect on such day with respect to such Loan by 365 (or 366 days in the case of a leap year).

3.3     Payment of Interest

Interest accrued and calculated as aforesaid for the period commencing on the date on which the Loan is advanced up to (but excluding) the Repayment Date shall, subject as otherwise provided herein, be payable on the Repayment Date.

4     REPAYMENT

4.1     Repayment

Subject to Clause 4.2, the Borrower shall repay the Loan, together with the interest accrued in accordance with Clause 3 on the expiry date of the Term.

4.2

The Borrower shall have the right to make early repayment on the Loan, together with the interest accrued at any time during the Term by giving 7 days’ written notice to the Lender (the “Written Notice”). Repayment shall then be made on the date as specified in the Written Notice.

5     PAYMENT PROVISIONS

5.1     Payment of Loan by Lender

On the date on which the Loan is to be made, the Lender shall make the Loan to the Borrower not later than close of business (Hong Kong time) on the Advance Date by payment in US$ in immediately available funds to the account of the Borrower as the Borrower shall have informed the Lender in writing.

5.2     Payment by Borrower

All payments to be made by the Borrower under or pursuant to this Agreement shall be made to the Lender on the date upon which the relevant payment is due in US$ in full and in immediately available funds to the Lender before 4:00p.m. (Hong Kong time) on that date by payment into such account as the Lender may from time to time specify.

5.3     Non-Business Day

Any payment to be made by the Borrower on a day which would otherwise be due on a day which is not a Business Day shall instead be due on the preceding Business Day.

5.4     Restrictions, Taxes and Withholdings

All amounts payable by the Borrower under this Agreement shall be paid (except to the extent required by law):-

(a)	free of any restriction or condition;

(b)	free and clear of and without any deduction or withholding on account of any taxes; and

(c)	without deduction or withholding on account of any other amount, whether by way of set-off, counterclaim or otherwise.

6     FEES AND EXPENSES

Expenses and Duties

Whether or not any monies are advanced under this Agreement, the Borrower shall pay to the Lender:-

(a)

on demand, all costs and expenses (including, but not limited to, legal and other professional advisers' fees) incurred by the Lender in connection with the preparation, printing, negotiation or entry into of this Agreement and the arrangement of the Loan; and

(b)

on demand, all costs and expenses (including legal fees on a full indemnity basis) incurred by the Lender in perfecting, preserving, protecting, exercising or enforcing any rights under this Agreement or attempting to perfect, preserve, protect, exercise or enforce any rights under this Agreement.

7     AMENDMENT, WAIVER AND REMEDIES

7.1     Amendments and Waiver

Any amendment or waiver of any provision of this Agreement and any waiver of any default under this Agreement shall only be effective if made in writing and signed by or on behalf of the party against whom the amendment or waiver is claimed to be binding.

7.2     No Implied Waivers, Remedies Cumulative

Time is of the essence of this Agreement, but no failure or delay by the Lender in exercising any right, power or discretion shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or discretion preclude any further exercise thereof or the exercise of any other right, power or discretion. The rights, powers and remedies herein provided are cumulative and do not exclude any other rights, powers and remedies provided by law. No notice to or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Lender to any other or further action in any circumstances without notice or demand.

8     ENTIRE AGREEMENT

8.1     Entire Agreement

This Agreement constitutes the entire obligation of the Lender and the Borrower with respect to the subject matter thereof and shall supersede any prior expressions of intent or understandings with respect to this transaction.

9     COUNTERPART

9.1     Counterpart

This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which is an original but, together, they constitute one and the same agreement.

10     GOVERNING LAW AND JURISDICTION

10.1     Governing Law

This Agreement and the rights and obligations of the parties hereunder shall be governed by and construed in accordance with the laws of Hong Kong.

10.2     Jurisdiction

The Borrower agree that any legal action or proceeding arising out of or relating to this Agreement may be brought in the courts of Hong Kong and hereby irrevocably submit with regard to any such action or proceeding, for itself and in respect of its assets, to the non-exclusive jurisdiction of such courts.

11     AGENT FOR SERVICE

11.1     Process Agent

Each of the parties irrevocably appoint the person named in Schedule as its process agent (“Agent”) to receive service on its behalf in Hong Kong of any proceedings arising out of or in connection with this Agreement.

11.2     Service

Service shall be deemed completed on delivery to the Agent (whether or not it is forwarded to and received by the party which appointed the Agent).

11.3     Substitute Agent

If for any reason any Agent ceases to act as agent or no longer has an address in Hong Kong, the party who appointed the Agent irrevocably agrees, within 20 (twenty) Business Days, to appoint a substitute agent with an address in Hong Kong and to notify the other parties in writing immediately thereafter.

11.4     Other manner

Nothing in this Agreement shall affect the right to serve process in any other manner permitted by law.

SCHEDULE

Process Agent

1.	The Lender’s Agent is Lee’s Pharmaceutical (HK) Limited, Unit 110-111, Bio-Informatics Centre, No.2 Science Park West Avenue, Hong Kong Science Park, Shatin, Hong Kong.

IN WITNESS whereof this Agreement has been signed on the day and year first above written.

THE BORROWER

SIGNED by                                               )

for and on behalf of                                   )

CVIE THERAPEUTICS LIMITED               )

in the presence of :-                                   )

THE LENDER

SIGNED by                                    )

for and on behalf of                                   )

LEE’S PHARMACEUTICAL INTERNATIONAL LIMITED      )

in the presence of :                                   )